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                                                                  EXHIBIT 10.40

February 25, 1998




Mr. Scott Korney
Director of Facilities and Engineering
Scios, Inc.
2450 Bayshore Parkway
Mountain View, CA.  94043

Re: Second Amendment of Lease Between Bio-Shore Holdings, Ltd., and Protein Design Labs, Inc.

Dear Mr. Korney:

        Pursuant to your conversations with Ann Lambrecht, this letter (the "Second Amendment") amends the Office Space Lease dated May 16, 1994, by and between Bio-Shore Holdings, Ltd. ("Bio-Shore") and Protein Design Labs, Inc. ("PDL"), as amended on October 17, 1994 ("Lease") to extend the Term of the Lease through September 30, 1998 (the "Ending Date"), with a monthly rental rate increase to $3.00 per square foot per month effective as of June 1, 1998.

Effective as of the date hereof, the parties agree as follows:

1. The Term of the Lease shall be extended from May 30, 1998 to September 30, 1998 (such 4 month period hereafter called the "Extension Term"). Except as expressly set forth herein, the Extension Term shall be upon the same terms and conditions as provided in the Lease for the initial Term and all other provisions of the Lease shall remain in full force and effect.

2.  Section 17 of the Lease is hereby terminated in its entirety.

3. As of June 1, 1998 and throughout the period of the Extension Term, PDL shall pay Base Rent of $3.00 per square foot per month, constituting total rent of $31,635.00 per month ("Monthly Total Rent") (i.e., $3.00 per square foot per month times 10,545 square feet).

4. During the Extension Term, PDL shall not be considered a Holdover Tenant and Section 9.4 of the Lease shall not apply during the Extension Term.

If this Second Amendment is acceptable, please sign where indicated below and return the executed document to me by fax, with the original to follow by mail. Thank you for your cooperation.



PROTEIN DESIGN LABS, INC.


/s/ Douglas O. Ebersole
Vice President, Licensing and Corporate Services

cc:  Ann Lambrecht


SO AGREED:

BIO-SHORE HOLDINGS, LTD.

By: /s/ John H. Newman

Title: Vice President